                                                                      EXHIBIT 11

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                         ATTRIBUTABLE TO COMMON STOCKS

                                                                        THREE MONTHS ENDED
                                                                        SEPTEMBER 30, 1996
                                                                  ------------------------------
                                                                   $1 2/3 PAR
                                                                     VALUE            CLASS H
                                                                  COMMON STOCK      COMMON STOCK
                                                                  ------------      ------------
                                                                       (DOLLARS IN MILLIONS
                                                                    EXCEPT PER SHARE AMOUNTS)
Net income attributable to common stocks.......................     $1,208.5           $ 62.3
Dividends on preference stocks.................................         20.2               --
                                                                    --------            -----
Earnings attributable to common stocks.........................      1,188.3             62.3
Dividends on common stocks.....................................        302.3             23.7
                                                                    --------            -----
Undistributed earnings attributable to common stocks...........     $  886.0           $ 38.6
                                                                    ========            =====
Weighted average shares outstanding (in millions)..............        756.0             98.8
                                                                    ========            =====
Per Share Data
Earnings per share attributable to undistributed earnings from
  continuing operations........................................       $ 1.17           $ 0.39
Dividends......................................................         0.40             0.24
                                                                    --------            -----
Earnings per share attributable to common stocks...............       $ 1.57           $ 0.63
                                                                    ========            =====

-------------------------
Note: The difference between fully diluted and primary earnings per share is immaterial.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                   ATTRIBUTABLE TO COMMON STOCKS -- CONTINUED

                                                                    THREE MONTHS ENDED
                                                                    SEPTEMBER 30, 1995
                                                       --------------------------------------------
                                                        $1 2/3 PAR
                                                          VALUE          CLASS E         CLASS H
                                                       COMMON STOCK    COMMON STOCK    COMMON STOCK
                                                       ------------    ------------    ------------
                                                               (DOLLARS IN MILLIONS EXCEPT
                                                                    PER SHARE AMOUNTS)
Income from continuing operations attributable to
  common stocks.....................................      $335.3          $   --          $ 61.4
Income from discontinued operations attributable to
  common stocks.....................................        22.8           222.9              --
                                                          ------          ------           -----
Net income attributable to common stocks............       358.1           222.9            61.4
Dividends on preference stocks......................        41.4              --              --
                                                          ------          ------           -----
Earnings attributable to common stocks..............       316.7           222.9            61.4
Dividends on common stocks..........................       224.3            57.1            22.1
                                                          ------          ------           -----
Undistributed earnings..............................      $ 92.4          $165.8          $ 39.3
                                                          ======          ======           =====
Memo:
Adjusted earnings from continuing operations
  attributable to common stocks.....................      $ 69.6          $   --          $ 39.3
                                                          ======          ======           =====
Adjusted earnings from discontinued operations
  attributable to common stocks.....................      $ 22.8          $165.8          $   --
                                                          ======          ======           =====
Weighted average shares outstanding (in millions)...       748.2           438.8            95.9
                                                          ======          ======           =====
Per Share Data
Earnings per share attributable to undistributed
  earnings from continuing operations...............       $0.09            $ --           $0.41
Earnings per share attributable to undistributed
  earnings from discontinued operations.............        0.03            0.38              --
Dividends...........................................        0.30            0.13            0.23
                                                          ------          ------           -----
Earnings per share attributable to common stocks....       $0.42           $0.51           $0.64
                                                          ======          ======           =====

-------------------------
Note: The difference between fully diluted and primary earnings per share is immaterial.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                   ATTRIBUTABLE TO COMMON STOCKS -- CONTINUED

                                                                    NINE MONTHS ENDED
                                                                    SEPTEMBER 30, 1996
                                                       --------------------------------------------
                                                        $1 2/3 PAR
                                                          VALUE          CLASS E         CLASS H
                                                       COMMON STOCK    COMMON STOCK    COMMON STOCK
                                                       ------------    ------------    ------------
                                                                   (DOLLARS IN MILLIONS
                                                                EXCEPT PER SHARE AMOUNTS)
Income from continuing operations attributable to
  common stocks.....................................     $3,953.5        $     --         $213.5
Income (Loss) from discontinued operations
  attributable to common stocks.....................         (5.4)           15.4             --
                                                         --------         -------         ------
Net income attributable to common stocks............      3,948.1            15.4          213.5
Dividends on preference stocks......................         60.7              --             --
                                                         --------         -------         ------
Earnings attributable to common stocks..............      3,887.4            15.4          213.5
Dividends on common stocks..........................        907.1           145.1           70.7
                                                         --------         -------         ------
Undistributed earnings (loss) attributable to common
  stocks............................................     $2,980.3        $ (129.7)        $142.8
                                                         ========         =======         ======
Memo:
Undistributed earnings from continuing operations
  attributable to common stocks.....................     $2,985.7        $     --         $142.8
                                                         ========         =======         ======
Loss from discontinued operations attributable to
  common stocks.....................................     $   (5.4)       $ (129.7)        $   --
                                                         ========         =======         ======
Weighted average shares outstanding (in millions)...        755.7           470.1           98.2
                                                         ========         =======         ======
Per Share Data
Earnings per share attributable to undistributed
  earnings from continuing operations...............     $   3.95        $     --         $ 1.46
Loss per share attributable to discontinued
  operations........................................        (0.01)          (0.26)            --
Dividends...........................................         1.20            0.30           0.72
                                                         --------         -------         ------
Earnings per share attributable to common stocks....     $   5.14        $   0.04         $ 2.18
                                                         ========         =======         ======

-------------------------
Note: The difference between fully diluted and primary earnings per share is immaterial.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                   ATTRIBUTABLE TO COMMON STOCKS -- CONCLUDED

                                                                    NINE MONTHS ENDED
                                                                    SEPTEMBER 30, 1995
                                                        ------------------------------------------
                                                         $1 2/3 PAR
                                                        VALUE COMMON     CLASS E        CLASS H
                                                           STOCK       COMMON STOCK   COMMON STOCK
                                                        ------------   ------------   ------------
                                                                   (DOLLARS IN MILLIONS
                                                                EXCEPT PER SHARE AMOUNTS)
Income from continuing operations before cumulative
  effect of accounting change attributable to common
  stocks...............................................   $4,242.5        $   --         $193.5
Income from discontinued operations attributable to
  common stocks........................................       79.4         551.1             --
Cumulative effect of accounting change.................      (51.8)           --             --
                                                          --------        ------         ------
Net income attributable to stocks......................    4,270.1         551.1          193.5
Premium on repurchase of preference stocks.............      153.4            --             --
Dividends on preference stocks.........................      159.5            --             --
                                                          --------        ------         ------
Earnings attributable to common stocks.................    3,957.2         551.1          193.5
Dividends on common stocks.............................      598.8         148.3           65.7
                                                          --------        ------         ------
Undistributed earnings.................................   $3,358.4        $402.8         $127.8
                                                          ========        ======         ======
Memo:
Adjusted earnings from continuing operations
  attributable to common stocks........................   $3,279.0        $   --         $127.8
                                                          ========        ======         ======
Adjusted earnings from discontinued operations
  attributable to common stocks........................   $   79.4        $402.8         $   --
                                                          ========        ======         ======
Weighted average shares outstanding (in millions)......      749.0         393.0           95.2
Per Share Data
Earnings per share attributable to undistributed
  earnings from continuing operations before cumulative
  effect of accounting change..........................      $4.41        $   --          $1.34
Earnings per share attributable to undistributed
  earnings from discontinued operations................       0.11          1.01             --
Cumulative effect of accounting change.................      (0.07)           --             --
Dividends..............................................       0.80          0.39           0.69
                                                          --------        ------         ------
                                                             $5.25         $1.40          $2.03
Earnings per share attributable to common stocks.......   ========        ======         ======

-------------------------
Note: The difference between fully diluted and primary earnings per share is immaterial.